Exhibit 10.2
Form of Incentive and Nonqualified Share Option Award Agreement for Employees

EPR PROPERTIES
2016 EQUITY INCENTIVE PLAN
INCENTIVE AND NONQUALIFIED SHARE OPTION AWARD AGREEMENT
OPTION CERTIFICATE NUMBER:
_______________________________

Date of Grant: ___________________

Total Number of Shares to Which Option Relates: ___________________
Number of Option Shares Subject to ISO ("ISO Shares"):  ___________________
Number of Shares Subject to NQSO ("NQSO Shares"):  ___________________
Option Exercise Price per Share: ___________________
(Representing 100% of the Fair Market Value on the Date of Grant)
This Award Agreement dated, ___________________ is made by and between EPR Properties, a Maryland real estate investment trust (the “Company”), and ___________________ (the “Optionee”).

RECITALS:

A.     Effective May 12, 2016, the Company's shareholders approved the EPR Properties 2016 Equity Incentive Plan (the “Plan”) pursuant to which the Company may, from time to time, grant options to Employees of the Company to purchase common shares of beneficial interests in the Company.
B.     The Optionee is an Employee of the Company and the Company desires to grant to the Optionee a nonqualified share option ("NQSO"), an incentive share option ("ISO"), or both (as designated above and as designated in Section 4 to this Award Agreement) to purchase common shares of beneficial interests in the Company on the terms and conditions reflected in this Award Agreement, the Plan and as otherwise established by the Committee.

AGREEMENT:
In consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:
1.     Incorporation of Plan.  All provisions of this Award Agreement and the rights of the Optionee are subject in all respects to the provisions of the Plan and the powers of the Committee therein provided.  Capitalized terms used in this Award Agreement but not defined will have the meaning set forth in the Plan.
2.     Grant of Share Options.  As of the Date of Grant identified above, the Company grants the Optionee, subject to this Award Agreement and the Plan, the right, privilege and option (the “Option”) to purchase, in one or more exercises, all or any part of that number of Shares identified above opposite the heading "Number of Shares to Which Option Relates" (the "Option Shares"), at the per Share price specified above opposite the heading "Option Exercise Price per Share".  As identified in the headings to this Award Agreement, a portion of this Option may relate to ISO Shares and be intended to qualify as an "incentive stock option" within the meaning of Section 422 of the Code, and shall be so construed; provided, however, that nothing in this Award Agreement shall be interpreted as a representation, guarantee or other undertaking on the part of the Company that this Option is or will be determined to be an "incentive stock option" within such section or any other section of the Code.  As identified in the headings to this Award Agreement, a portion of this Option may relate to NQSO Shares and be intended to qualify as a "nonqualified stock option" and not an "incentive stock option."
 3.     Consideration to the Company.  In consideration of the granting of this Option by the Company, the Optionee agrees to render faithful and efficient services as an Employee of the Company.  Nothing in this Award Agreement or in the Plan will confer upon the Optionee any right to continue as an Employee of the Company or will interfere with or restrict in any way the rights of the Company, which are hereby expressly reserved, to terminate the Optionee’s employment with the Company at any time for any reason whatsoever, with or without cause.
 4.     Exercisability of Option.  During the term of this Option, this Option may be exercised only by the Optionee.  The portion of this Option relating to the ISO Shares, if any, and the portion of this Option relating to the NQSO Shares, if any, shall become vested and exercisable as of the anniversary of the Date of Grant occurring in the calendar year designated below for the listed number of Shares:
[INSERT VESTING SCHEDULE]
In no event shall the total number of Shares reflected in the above table exceed the number of Option Shares. Notwithstanding the above Option exercise schedule, this Option will become fully exercisable upon the Optionee's death or Disability provided the Option has not otherwise expired, been cancelled or terminated.  Even if this Option, or portion thereof, is designated as an ISO, it shall be deemed to be a NQSO to the extent (and only to the extent) required by the $100,000 annual limitation under Section 422(d) of the Code.
5.     Method of Exercise.  Provided this Option has not expired, been terminated or cancelled in accordance with the terms of the Plan, the portion of this Option which is otherwise exercisable pursuant to Section 4 may be exercised in whole or in part, from time to time by delivery to the Company or its designee a written notice which will:
     (a)     set forth the number of Shares with respect to which the Option is to be exercised;
     (b)     designate whether the portion of the Option being exercised is an ISO or a NQSO;

     (c)     if the person exercising this Option is not the Optionee, be accompanied by satisfactory evidence of such person's right to exercise this Option;
    (d)     be accompanied by payment in full of the Option Exercise Price in the form of cash, a certified bank check made payable to the order of the Company, "net settlement" with respect to any portion of the Option that is a NQSO, or any other means allowable under the Plan which the Company in its sole discretion determines will provide legal consideration for the Shares; and
     (e)     if the Company determines that it is required to withhold any tax as a result of the exercise of this Option, the Optionee, as a condition to exercise this Option shall make arrangements satisfactory to the Company to enable it to satisfy all withholding requirements as set forth in Section 8 of this Award Agreement.
6.     Expiration of Option.  Unless terminated earlier in accordance with the terms of this Award Agreement or the Plan, the Option (either the ISO portion or the NQSO portion) granted herein will expire at 5:00 P.M., Central Time, on the 10th Anniversary of the Date of Grant (the "Expiration Date").  If the Expiration Date is a day on which the Company is not open for business, then the Option granted herein will expire, unless earlier terminated in accordance with the terms of this Award Agreement or the Plan, at 5:00 P.M., Central Time, on the first business day before such Expiration Date.
 7.     Effect of Separation from Service. If the Optionee ceases to be an Employee of the Company for any reason, including cessation by death or Disability, the effect of such termination of employment on all or any portion (whether an ISO or NQSO) of this Option is as provided below.  Notwithstanding anything below to the contrary, in no event may the Option be exercised after the Expiration Date.
     (a)     If the Optionee's employment is terminated for Cause, the Option will immediately be forfeited as of the time of such termination.
     (b)     If the Optionee ceases to be an Employee of the Company due to the Optionee's resignation or termination of employment by the Company not for Cause, the portion of this Option which was otherwise exercisable pursuant to Section 4 on the date of such termination of employment may be exercised by the Optionee during regular business hours at any time prior to 5:00 P.M., Central Time, on the calendar day that is three months after the effective date of the Optionee's termination of employment.  If such calendar day in the third month is not a business day, then the Option will expire at 5:00 P.M., Central Time, on the first business day immediately following such calendar day in the third month.
     (c)     If the Optionee ceases to be an Employee of the Company due to the Optionee's death or Disability, the Option may be exercised by the Optionee at any time prior to 5:00 P.M., Central Time, on the first anniversary of the effective date of the Optionee's termination of employment.  If the first anniversary is not a business day, then the Option will expire at 5:00 P.M., Central Time, on the first business day immediately following such first anniversary.
8.    Tax Withholding.  The Company's obligations to issues Shares in connection with any Option exercise is subject to the Optionee's satisfaction of all applicable federal, state and local income and other tax (including Social Security and Medicare taxes) withholding requirements. The Optionee agrees to make appropriate arrangements with the Company for satisfaction of any such withholding requirements. Unless specifically denied by the Committee, Optionee may elect to satisfy tax withholding amounts by electing to either transfer to the Company Shares having a Fair Market Value on the withholding date equal to the amount elected to be withheld by the Optionee or having Shares withheld from the issuance upon an Option exercise. Any withholding obligations satisfied through the withholding of Shares shall be in accordance with any rules or established procedures for election by Optionee, the timing of any elections, the irrevocability of any elections, or any special rules relating to Optionee if Optionee is an officer or trustee of the Company within the meaning of Section 16 of the 1934 Act.
9.     Notices.  Any notice to be given under the terms of this Award Agreement to the Company will be addressed to the Secretary of the Company at 909 Walnut Street, Suite 200, Kansas City, Missouri 64106, and any notice to be given to the Optionee will be addressed to him or her at the address given beneath his or her signature hereto.  By a notice given pursuant to this Section 9, either party may hereafter designate a different address for notices to be given to him or her.  Any notice which is required to be given to the Optionee will, if the Optionee is then deceased, be given to the Optionee’s personal representative if such representa-tive has previously informed the Company of his or her status and address by written notice under this Section 9.  Any notice will be deemed duly given when enclosed in a properly sealed envelope or wrapper addressed as aforesaid, deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service.
10.     Nontransferability.  Except as otherwise provided in this Award Agreement or in the Plan, the Option and the rights and privileges conferred hereby will not be transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and will not be subject to execution, attachment, or similar process.  Upon any attempt to transfer, assign, pledge, hypothe-cate or otherwise dispose of the Option, or of any right or privilege conferred hereby, or upon the levy of any attachment or similar process upon the rights and privileges conferred hereby, contrary to the provisions hereby, this Option and the rights and privileges conferred hereby will immediately become null and void.
11.     Status of Optionee.  The Optionee shall not be deemed a shareholder of the Company with respect to any of the Shares subject to this Option, except for those Shares that have been purchased and issued to him or her.  The Company shall not be required to issue or transfer any certificates for Shares purchased upon exercise of this Option until all applicable requirements of law have been complied with and, if applicable, such Shares shall have been duly listed on any securities exchange on which the Shares may then be listed.
12.     Titles.  Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Award Agreement.
13.     Notice of Disqualifying Disposition.  In order to enable the Company to avail itself of any income tax deduction to which it may be entitled, the Optionee shall notify the Company of his or her intent to dispose of any of the Shares purchased pursuant to an exercise of an ISO, if any, granted under this Award Agreement, within two (2) years from the Date of Grant and one (1) year from the date of exercise of the Option.  Promptly after such disposition the Optionee shall notify the Company of the number of Shares disposed of, the dates of acquisition and disposition of such shares, and the consideration, if any, received on such disposition.

14.     Amendment.  Except as may otherwise be permitted under the Plan, the Committee has the right to amend this Award Agreement, prospectively or retroactively; provided that no such amendment or alteration shall adversely affect Optionee's material rights under this Award Agreement without Optionee's consent and pursuant to a writing executed by the parties hereto which specifically states that it is amending this Award Agreement.
15. Clawback Policy. The Options may be subject to certain provisions of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (“Dodd-Frank”) or any other compensation clawback policy that is adopted by the Committee and that will require the Company to be able to claw back compensation paid to its executives under certain circumstances. Optionee acknowledges that the Options may be clawed back by the Company in accordance with any policies and procedures adopted by the Committee in order to comply with Dodd-Frank or as set forth in this Award Agreement.
16.     Governing Law.  The laws of the State of Maryland will govern the interpretation, validity and performance of the terms of this Award Agreement regardless of the law that might be applied under principles of conflicts of laws.
17.     Entire Agreement and Binding Effect.  This Award Agreement and the Plan constitute the entire contract between the parties hereto with regard to the subject matter hereof.  They supersede any other agreements, representations or understandings (whether oral or written and whether express or implied) that relate to the subject matter hereof.  Except as expressly stated herein to the contrary, this Award Agreement will be binding upon and inure to the benefit of the respective heirs, legal representatives, successors and assigns of the parties hereto.

This Award Agreement has been executed and delivered by the parties hereto.

The Company:	The Optionee:
EPR PROPERTIES

BY:__________________________	__________________________
Name: Craig L. Evans	___________________
Title: Senior Vice President, General Counsel and Secretary	Address of Optionee: ___________________